Exhibit 3.2



                             MYLAN LABORATORIES INC.
                           a Pennsylvania corporation

                           Amended and Restated Bylaws

                                    ARTICLE I

                                  Shareholders

         Section 1.01. Annual Shareholders Meetings. The annual meeting of the shareholders of Mylan Laboratories Inc. (the "Corporation") shall be held on the last Thursday of July in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at 11:00 a.m., at the principal executive office of the Corporation, or at such other date, time and place as may be fixed by the Board of Directors (the "Board").

         Section 1.02. Special Shareholders Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board (the "Chairman") or by two-thirds of the Board. Special shareholders meetings shall be held at the principal executive office of the Corporation in Morgantown, West Virginia. No business may be transacted at any special meeting other than that stated in the notice of meeting and business which is germane thereto.

         Section 1.03. Organization. The Chairman shall preside and the Secretary, or in his absence any Assistant Secretary, shall act as secretary, at all meetings of the shareholders. In the event that the Chairman is absent, the presiding officer at such meeting shall be the Vice Chairman of the Board (the "Vice Chairman"). In the absence of the Vice Chairman, the presiding officer at such meeting shall be such other member of the Board or such officer of the Corporation as the Chairman may designate. If the Chairman fails to designate such person, the presiding officer shall be selected by a majority of the Board in attendance at such meeting. In the absence of the Secretary and an Assistant Secretary, the presiding officer of the meeting shall designate any person to act as secretary of the meeting.

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         Section 1.04.     Business of Shareholders Meetings
         (a) At any annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual shareholders meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by the presiding officer, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Section 1.04(b) of these Bylaws.
         (b) For business to be properly requested by a shareholder to be brought before an annual shareholders meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting, (ii) be entitled to vote at such annual meeting, and
(iii) be in compliance with the notice procedures set forth in this Section 1.04(b) of the Bylaws. To be timely, a shareholder's notice must be received by the Secretary not less than sixty (60) calendar days prior to the annual shareholders meeting; provided, however, that in the event a public announcement of the date of the annual shareholders meeting is not made at least seventy-five
(75) calendar days prior to the date of the annual shareholders meeting, notice by the shareholder to be timely must be received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which a public announcement is first made of the date of the annual shareholders meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual shareholders meeting a description in reasonable detail of the business desired to be brought before the annual shareholders meeting and the reasons for conducting such business at

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the annual meeting; the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; and any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations promulgated thereunder with respect to the matters set forth in this
Section 1.04 of the Bylaws. For purposes of these Bylaws, the term "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 1.04 of the Bylaws will be deemed to affect any rights of shareholders to request inclusion of proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         (c) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting in accordance with Section 1.02.

         (d) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with these Bylaws will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.

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         Section 1.05. Order of Business. The order and conduct of business at shareholders meetings shall be determined by the presiding officer of the shareholders meeting. The presiding officer shall have the power to adjourn the meeting to another place, date and time.

                                   ARTICLE II

                                    Directors

         Section 2.01. Number, Election and Term of Office. The number of Directors which shall constitute the full Board shall be such number, not less than three, as shall be fixed by the Board or the shareholders; provided, however, that if all the shares of the Corporation shall be owned beneficially and of record by either one or two shareholders, the number of Directors may be less than three but not less than the number of shareholders. The shareholders shall elect a full Board at each annual meeting of shareholders. Each Director shall serve until the next annual shareholders meeting, and thereafter until his successor has been selected and qualified, or until his death, resignation or removal.

         Section 2.02. Filling Vacancies. Any vacancy caused by the death, resignation or removal of a Director shall be filled by appointment thereto by the Chairman, or in his absence, by the Vice Chairman at the next meeting of the Board, and such Director so appointed shall serve for the unexpired term of the Director causing such vacancy.

         Section 2.03.       Nominations of Directors: Election.
                             ----------------------------------
                  (a) Only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as Directors of the Corporation.

                  (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of shareholders by or at the direction of the Board or by any shareholder who (i) is a shareholder of record at the time of giving of notice provided for in this Section 2.03 of the Bylaws,
(ii) is entitled to vote for the election of Directors at such meeting, and
(iii) is in compliance with the notice procedures set forth in this Section 2.03 of these Bylaws.

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                  (c) To be timely, a shareholder's notice must be received by the Secretary not less than sixty (60) calendar days prior to the annual shareholders meeting; provided, however, that in the event a public announcement of the date of the annual shareholders meeting is not made at least seventy-five
(75) calendar days prior to the date of the annual shareholders meeting, notice by the shareholder to be timely must be received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which a public announcement is first made of the date of the annual shareholders meeting. To be in proper written form, such shareholder's notice must set forth or include the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; a description of all arrangements or understandings between or among any of the shareholder giving the notice, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

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such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.03 of the Bylaws, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded. A shareholder must also comply with all applicable requirements of the Exchange Act and the Regulations with respect to the matters set forth in this Section
2.03 of the Bylaws.

         Section 2.04. Annual Meeting of the Board. The annual meeting of the Board shall be held immediately after the annual meeting of the shareholders and shall be the annual organizational meeting of the Directors-elect, at which meeting the new Board shall be organized, Committees of the Board shall be established, and the executive officers of the Corporation for the ensuing year shall be elected.

         Section 2.05. Regular Board Meetings: Notice. Regular meetings of the Board shall be held at such places and times as shall be determined by resolution of the Board at its annual meeting. Notice of such regular meetings of the Board shall not be required to be given, except that whenever the time or place of such regular meetings shall be changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action.

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         Section 2.06. Special Board Meetings: Notice. Special meetings of the
Board may be called at any time by the Chairman or by two-thirds of the Directors, to be held at such place and times as shall be specified in the notice or waiver of notice thereof. Notice of every special meeting of the Board, stating the place, day and hour thereof, shall be given by telephone or otherwise to each Director at least twenty-four (24) hours before the time at which the meeting is to be held, unless such notice is waived pursuant to
Section 7.05 of the Bylaws.

         Section 2.07. Action by Consent in Writing. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board shall consent thereto in writing and the writing or writings shall be filed with the minutes of the proceedings of the Board.

         Section 2.08. Organization. The Chairman shall preside at each meeting of the Board and the Secretary, or in his absence any Assistant Secretary, shall act as secretary at all meetings of the Board. In the event that the Chairman is absent, the presiding officer at such meeting shall be the Vice Chairman. In the absence of the Vice Chairman, the presiding officer at such meeting shall be such other member of the Board as the Chairman may designate. If the Chairman fails to designate such person, the presiding officer shall be selected by a majority of the Board in attendance at such meeting. In the absence of the Secretary or any Assistant Secretary, the presiding officer of the meeting shall designate any person to act as secretary of the meeting.

         Section 2.09. Board Meetings by Telephone. One or more of the Directors may participate in any regular or special meeting of the Board by telephone conference or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

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         Section 2.10. Resignations. Any Director may resign at any time by delivering his letter of resignation to the Chairman with a copy to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Chairman, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.11. Qualification of Directors. It shall be a qualification for membership on the Board that a Director not be a member of the board of directors or an officer or employee of a competitor (or an affiliate of a competitor) of the Corporation.

         Section 2.12. Limitation of Director Liability. A Director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the Director has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Business Corporation Law of Pennsylvania ("BCL"), including
Section 1712 thereof (relating to standard of care and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the limitation of liability provided in this Section 2.12 shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this Section 2.12 shall eliminate or reduce the effect of this
Section 2.12 with respect to any matter occurring, or any cause of action, suit or claim that, but for this Section 2.12, would accrue or arise, prior to such amendment or repeal. If Subchapter B of Chapter 17 of the BCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by Subchapter B of Chapter 17, or any successor thereto under the BCL, as amended from time to time.

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                                   ARTICLE III

                                   Committees

         Section 3.01. Executive Committee: How Constituted and Powers. The Board may elect such Directors then in office, to constitute an Executive Committee (herein called the "Executive Committee"), provided, however, that the Chairman shall be a member of said Committee. During the intervals between meetings of the Board, the Executive Committee may exercise such powers of the Board as may be delegated to the Executive Committee by the Board.

         Section 3.02. Organization. The Chairman shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In the event that the Chairman is absent, the chairman at such meeting shall be such other member of the Executive Committee as the Chairman may designate. If the Chairman fails to designate such person, the chairman of such meeting shall be selected by a majority of the members of the Executive Committee in attendance at such meeting. In the absence of the Secretary, the chairman of the Executive Committee meeting shall designate a person to act as secretary of the meeting.

         Section 3.03. Other Committees. The Board shall form an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee and such other committees as it may determine, which shall in each case consist of Directors elected by the Board. Committees may exercise such powers as the Board may by resolution determine and specify in their respective charters and such other resolutions as the Board may adopt.

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         Section 3.04. Procedures. A majority of all the members of any
Committee of the Board may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide.

         Section 3.05. Action by Consent in Writing. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting if all members of the Committee shall consent thereto in writing and the writing or writings shall be filed with the minutes of proceedings of the Committee.

         Section 3.06. Meetings by Telephone. One or more members of a Committee may participate in any Committee meeting by telephone conference or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

         Section 3.07. Resignations; Removal; Vacancies. Any member of a Committee of the Board may resign therefrom at any time by delivering a letter of resignation to the Chairman with a copy to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Chairman; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board may remove a member of any Committee of the Board. Any vacancy in a Committee of the Board shall be filled by the vote of the Board and shall be effective upon delivery of a written designation of such appointment to the Secretary.

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                                    ARTICLE IV

                                     Officers

         Section 4.01. Officers. The Corporation may have the following officers as determined by the Board: a Chairman, a Vice Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, a Controller and one or more Assistant Controllers, and such other officers, if any, as the Board, or the Chairman upon the approval of the Board, may from time to time designate and appoint. Any two or more of the offices may be held by the same person, except that neither the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President nor the Chief Financial Officer can hold the office of the Secretary. The Board shall elect the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer and the General Counsel and the Board may elect, or delegate authority to the Chairman to appoint, other officers of the Corporation. Each officer elected by the Board shall hold office until the next succeeding annual meeting of the Board and thereafter until his successor shall have been selected and shall qualify, or until his death, resignation or removal.

         Section 4.02. Removal. The Board may remove, either with or without cause, at any time, any officer elected by the Board; provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board may delegate to the Chairman the right to remove, either with or without cause, at any time, any officer the Chairman has appointed; provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.03. Resignations. Any officer may resign at any time by delivering a letter of resignation to the Chairman with a copy to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Chairman; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         Section 4.04. Vacancies. A vacancy caused by the death, resignation or removal of any officer elected by the Board shall be filled by an election by the Board, and such officer so elected by the Board shall serve for the unexpired portion of the term of the officer causing such vacancy. The Board may delegate to the Chairman the right to fill any vacancy caused by the death, resignation or removal of an officer appointed by the Chairman.

         Section 4.05. Chairman. The Chairman shall have such powers and perform such duties as from time to time may be assigned to him by the Board. The Chairman shall, if present, preside at all meetings of the shareholders and at all meetings of the Board, and shall have full control over the meeting and procedures. The Chairman shall make a report of the state of the business of the Corporation at each annual meeting of the shareholders and from time to time the Chairman shall report to the shareholders and to the Board those corporate matters, which, in the Chairman's judgment, are required to be brought to their attention. If no other person is designated as the Chairman, the Chief Executive Officer shall have the duties of the Chairman.

         Section 4.06. Vice Chairman. The Vice Chairman shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chairman.

         Section 4.07. Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chairman. The Chief Executive Officer shall have general and active supervision and control of the over-all business and affairs of the Corporation. Unless otherwise directed by the Board, the Chief Executive Officer shall be the officer authorized to execute documents or take actions on behalf of the Corporation in its capacity as a shareholder or equity owner of any other entity. The Chief Executive Officer may sign, execute

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and deliver in the name of the Corporation all contracts or other instruments requiring execution by the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board to some other officer or agent of the Corporation or where any of them shall be required by law to be signed, executed or delivered by a person other than the Chief Executive Officer. The Chief Executive Officer may appoint from time to time such agents as may be deemed advisable for the prompt and orderly transaction of the business of the Corporation, prescribe their duties and the terms of their engagements, fix their compensation and dismiss such agents so appointed.

         Section 4.08. Chief Operating Officer. The Chief Operating Officer shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer. The Chief Operating Officer shall be charged with the supervision of the day-to-day operations of the Corporation.

         Section 4.09. President. The President shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

         Section 4.10. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the Corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the Corporation; cause to be kept at the principal executive office of the Corporation and preserved for review as required by law or regulation all financial records of the Corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation; and be responsible for rendering to the proper officers and the Board upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the Corporation.

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         Section 4.11. General Counsel. The General Counsel shall have such powers and perform such duties as from time to time may be assigned to him by the Board. The General Counsel shall be the chief legal officer of the Corporation and shall have general and active supervision and direction over the legal affairs of the Corporation.

         Section 4.12. Vice Presidents. Each of the Vice Presidents (including each of the Executive Vice Presidents and Senior Vice Presidents) shall have such powers and perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

         Section 4.13.     The Secretary and Assistant Secretaries.
                  (a) The Secretary shall record all the proceedings of the meetings of the shareholders and the Board in one or more minute books kept for that purpose; see that all notices shall be duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the seal of the Corporation, and shall see that such seal, or, if authorized by the Board, a facsimile thereof, shall be affixed to any documents the execution of which on behalf of the Corporation shall be duly authorized and may attest such seal when so affixed; have charge, directly or through the transfer agent or transfer agents and registrar or registrars duly appointed, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof; upon request, exhibit or cause to be exhibited at all reasonable times to the Board, at the place where they shall be kept, such records of the issue, transfer and registration of the certificates for stock of the Corporation; and in general, perform all duties incident to the office of Secretary and such duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

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                  (b) At the request of the Secretary, or in his absence or
inability to act, the Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary, and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Secretary. Each of the Assistant Secretaries shall perform such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or the Secretary.

         Section 4.14.     The Treasurer and Assistant Treasurers.
                  (a) The Treasurer shall have charge and custody of, and be responsible for, all funds, corporate securities and investments, notes and valuable effects of the Corporation; receive and give receipt for money due and payable to the Corporation from any sources whatsoever; deposit all such money to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section
6.02 hereof, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Section 6.01 hereof; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for all moneys so disbursed; render to the Chief Executive Officer, the Chief Financial Officer, or the Board, whenever they, respectively, shall request the Treasurer so to do, an account of the financial condition of the Corporation and of all the Treasurer's transactions as such officer; upon request, exhibit or cause to be exhibited at all reasonable times, at the place where they shall be kept, the Treasurer's cash books and other records to the Board, the Chief Executive Officer or the Chief Financial Officer; and have such powers and perform such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or the Chief Financial Officer.

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         (b) At the request of the Treasurer, or in his absence or inability to act, the Assistant Treasurer, or if there be more than one, any of the Assistant Treasurers, shall perform the duties of Treasurer, and, so acting, shall have all the powers of, and be subject to all of the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the Chief Financial Officer and the Treasurer.

         Section 4.15.     The Controller and Assistant Controllers.
         (a) The Controller shall keep or cause to be kept correct records of the business and transactions of the Corporation and shall, upon request, at all reasonable times exhibit or cause to be exhibited such records to the Board at the place where such records shall be kept. The Controller shall have such powers and perform such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or the Chief Financial Officer.

         (b) At the request of the Controller, or in case of his absence or inability to act, the Assistant Controller, or, if there be more than one, any of the Assistant Controllers, shall perform the duties of the Controller, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller. Each of the Assistant Controllers shall perform such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the Chief Financial Officer or the Controller.

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                                    ARTICLE V

                             Shares of Capital Stock

         Section 5.01. Share Certificates. Every owner of stock of the Corporation shall be entitled to have a certificate registered in such owner's name in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by such owner. The certificates representing shares of stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or a Vice President, duly authorized, and by the Secretary or an Assistant Secretary. Any or all of the signatures on any such certificate may be facsimiles. In case any officer or officers or transfer agent or registrar of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any such certificate shall cease to be such officer or officers or transfer agent or registrar before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who shall have signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such officer or officers or transfer agent or registrar at the date of issue. Records shall be kept of the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the respective names, alphabetically arranged, and the addresses of the persons, firms or corporations owning of record the stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, the time when each became an owner of record thereof, and the respective dates of such certificates, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled except in cases provided for in Section 5.02 hereof.

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         Section 5.02. Lost, Stolen, Destroyed or Mutilated Certificates. New
certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board may from time to time determine. If the registered owner of any stock of the Corporation notifies the Corporation of any loss, theft, destruction or mutilation of the certificate therefor the Corporation may, in its discretion, require the registered owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Corporation shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of such new certificate. The Corporation may, however, in its discretion refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the Commonwealth of Pennsylvania.

         Section 5.03. Regulations Relating to Shares. The Board shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient, concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

         Section 5.04. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Commonwealth of Pennsylvania.

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                                   ARTICLE VI
                            Execution of Instruments;
                    Deposit and Withdrawal of Corporate Funds

         Section 6.01. Execution of Instruments Generally. The authority to sign any contracts and other instruments requiring execution by the Corporation may be conferred by the Board upon an authorized officer of the Corporation or upon any other person or persons designated by the Board. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons so authorized by the Board.

         Section 6.02. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                               General Provisions

         Section 7.01. Offices. The principal executive office of the Corporation shall be located at such place within or without the Commonwealth of Pennsylvania as the Board from time to time designates. The registered office of the Corporation shall be located at 1030 Century Building, 130 Seventh Street, Pittsburgh, Pennsylvania 15222 or at such other place within the Commonwealth of Pennsylvania as the Board from time to time designates.

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         Section 7.02.     Corporate  Seal. The Board shall prescribe the form
of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

         Section 7.03. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of April and end on the thirty-first day of March in each year.

         Section 7.04. Financial Reports to Shareholders. The Board shall cause the preparation of financial statements reflecting the financial condition and results of operations of the Corporation as of and for the period ending upon the close of each fiscal year, and shall engage independent certified public accountants to audit such financial statements. The Board shall cause such financial statements and reports of auditors to be furnished to the shareholders, and shall cause such other financial statements, if any, as it deems advisable to be furnished to the shareholders.

         Section 7.05. Waiver of Notices. Whenever notice shall be required to be given by these Bylaws or by the Articles of Incorporation of the Corporation or by the BCL, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section 7.06. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a Committee thereof.

         Section 7.07. Reliance Upon Books, Reports and Records. Each Director, each member of any Committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, by independent legal counsel, or by an appraiser.

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         Section 7.08.     Gender.  Any words in the masculine gender in these
Bylaws shall be deemed to include the feminine gender.

                                  ARTICLE VIII

                    Indemnification of Officers and Directors

         Section 8.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative action, suit or proceeding (hereinafter a "proceeding"), whether brought by or in the name of the Corporation or otherwise, by reason of the fact that he is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including, but not limited to the BCL, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

         Section 8.02. Right to Payment of Expenses. The right to indemnification conferred in Section 8.01 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding prior to its final disposition (hereinafter a "payment of expenses"). The rights to indemnification and to the payment of expenses conferred in Sections 8.01 and 8.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         Section 8.03. Right of Indemnitee to Bring Suit. If a claim under
Section 8.01 or 8.02 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for a payment of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit, including attorney's fees.

         Section 8.04. Non-Exclusivity of Rights. The rights to indemnification and to the payment of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise.

         Section 8.05. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the BCL.

         Section 8.06. Indemnification of Employees, Assistants and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the payment of expenses to any employee, assistant or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and payment of expenses of Directors and officers of the Corporation.

         Section 8.07. Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as if he had served the resulting or surviving corporation in the same capacity.

         Section 8.08. Other Enterprises, Fines, Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries.

         Section 8.09. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article by the shareholders or the Directors shall not adversely affect any right or protection of a Director or officer existing at the time of such amendment, repeal or modification.

         Section 8.10. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX

                                   Amendments

         Section 9.01. Amendments. These Amended and Restated Bylaws may be amended, altered and repealed, and new Bylaws may be adopted, by the shareholders or the Board at any regular or special meeting.

                                    ARTICLE X

       Inapplicable Subchapters of Business Corporation Law of Pennsylvania

         Section 10.01. Subchapter E. The provisions of Subchapter E to Chapter 25 of the BCL (successor to Section 910 of the BCL) shall not be applicable to this Corporation.

         Section 10.02. Subchapter G. The provisions of Subchapter G to Chapter 25 of the BCL, as approved April 27, 1990, shall not be applicable to this Corporation.

         Section 10.03. Subchapter H. The provision of Subchapter H to Chapter 25 of the BCL, as approved April 27, 1990, shall not be applicable to this Corporation.

                                TABLE OF CONTENTS
                                    ARTICLE I

                                  Shareholders


Section 1.01.Annual Shareholders Meetings....................................1
Section 1.02.Special Shareholders Meetings...................................1
Section 1.03.     Organization...............................................1
Section 1.04.Business of Shareholders Meetings...............................2
Section 1.05.Order of Business...............................................4

                                   ARTICLE II

                                    Directors

Section 2.01.Number, Election and Term of Office.............................4
Section 2.02.Filling Vacancies...............................................4
Section 2.03.Nominations of Directors: Election..............................4
Section 2.04.Annual Meeting of the Board.....................................6
Section 2.05.Regular Board Meetings: Notice..................................6
Section 2.06.Special Board Meetings: Notice..................................7
Section 2.07.Action by Consent in Writing....................................7
Section 2.08.Organization....................................................7
Section 2.09.Board Meetings by Telephone.....................................7
Section 2.10.Resignations....................................................8
Section 2.11.Qualification of Directors......................................8
Section 2.12.Limitation of Director Liability................................8

                                   ARTICLE III

                                   Committees

Section 3.01.Executive Committee: How Constituted and Powers.................9
Section 3.02.Organization....................................................9
Section 3.03.Other Committees................................................9
Section 3.04.Procedures.....................................................10
Section 3.05.Action by Consent in Writing...................................10
Section 3.06.Meetings by Telephone..........................................10
Section 3.07.Resignations; Removal; Vacancies...............................10

                                   ARTICLE IV

                                    Officers

Section 4.01. Officers......................................................10
Section 4.02.  Removal......................................................11
Section 4.03.Resignations...................................................11
Section 4.04. Vacancies.....................................................12
Section 4.05. Chairman......................................................12
Section 4.06.Vice Chairman..................................................12
Section 4.07.Chief Executive Officer........................................12
Section 4.08.Chief Operating Officer........................................13
Section 4.09  President.....................................................13
Section 4.10.Chief Financial Officer........................................13
Section 4.11.General Counsel................................................14
Section 4.12.Vice Presidents................................................14
Section 4.13.The Secretary and Assistant Secretaries........................14
Section 4.14.The Treasurer and Assistant Treasurers.........................15
Section 4.15.The Controller and Assistant Controllers.......................16

                                    ARTICLE V

                             Shares of Capital Stock

Section 5.01.Share Certificates.............................................17
Section 5.02.Lost, Stolen, Destroyed or Mutilated Certificates..............18
Section 5.03.Regulations Relating to Shares.................................18
Section 5.04.Holders of Record..............................................18

                                   ARTICLE VI

                            Execution of Instruments;
                    Deposit and Withdrawal of Corporate Funds

Section 6.01.Execution of Instruments Generally.............................19
Section 6.02.General and Special Bank Accounts..............................19

                                   ARTICLE VII

                               General Provisions

Section 7.01.  Offices......................................................19
Section 7.02.Corporate Seal.................................................20
Section 7.03.Fiscal Year....................................................20
Section 7.04.Financial Reports to Shareholders..............................20
Section 7.05.Waiver of Notices..............................................20
Section 7.06.Facsimile Signatures...........................................20
Section 7.07.Reliance Upon Books, Reports and Records.......................20
Section 7.08.  Gender.......................................................21

                                  ARTICLE VIII

                    Indemnification of Officers and Directors

Section 8.01.Right to Indemnification.......................................21
Section 8.02.Right to Payment of Expenses...................................22
Section 8.03.Right of Indemnitee to Bring Suit..............................22
Section 8.04.Non-Exclusivity of Rights......................................22
Section 8.05. Insurance.....................................................22
Section 8.06.Indemnification of Employees, Assistants and Agents............23
Section 8.07.Constituent Corporations.......................................23
Section 8.08.Other Enterprises, Fines, Serving at Corporation's Request.....23
Section 8.09.Effect of Amendment............................................24
Section 8.10.Savings Clause.................................................24

                                   ARTICLE IX

                                   Amendments

Section 9.01.Amendments....................................................24

                                    ARTICLE X

    Inapplicable Subchapters of Business Corporation Law of Pennsylvania

Section 10.01.Subchapter E.................................................24
Section 10.02.Subchapter G.................................................25
Section 10.03.Subchapter H.................................................25

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